EXHIBIT 2

            PRESENTATION BY KERRY GRAY TO SHAREHOLDERS OF ULURU INC.


                          ULURU CORPORATE PRESENTATION

                                 September 2006
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MISSION: PRODUCT FOCUSED ORGANIZATION

o Establish a product focused business in the oral care, wound care, and aesthetic augmentation spaces by utilizing "disruptive" drug delivery solutions developed at Uluru to revolutionize clinical outcomes and pharmaco-economic benefits for patient and provider.
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STRATEGY

o Establish a company which can rapidly generate earnings and a positive cash flow.

o Commercialize products and technologies with strong intellectual property positions with near-term product and revenue potential

      o     Mucoadhesive Film Technology

      o     Nanoparticle Aggregate Technology

o Opportunistic out-licensing of additional products derived from our existing platforms
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                           ULURU CORE BUSINESS PROFILE

1.    Oradisc - Transmucosal Delivery System

      o Time release, transmucosal and oral delivery for optimized delivery of existing drugs

      o     GENERATES REVENUES

2.    Nanoderm - Wound Care Technology

      o "Disruptive" technology that will fundamentally alter the wound care market.

      o     WILL BEGIN TO GENERATE REVENUES IN Q1 2007

3.    Nano-Aesthetic Product Technology

      o Use of nanotechnology platform to improve aesthetic product performance

      o Out-licensing of products derived from our Nano-Aesthetic platform will provide partnering revenues
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                     ORADISC - TRANSMUCOSAL DELIVERY SYSTEM
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                                ORADISC PLATFORM

o Novel, patented, multi-layered, mucoadhesive, water erodible drug delivery system

o Mucoadhesive film device is applied to the mucosal surface, adheres immediately, delivering actives systemically, to any mucosal surface

o Film can be composed of 2-4 layers to provide multiple drug release profiles (ie. Deliver tooth whitener with enamel stabilizer)

o Multi-layer erodible polymer film allows a broad range of drug delivery applications
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                     MUCOADHESIVE FILM - PRODUCT ADVANTAGES

o     With systemic delivery the mucoadhesive film allows for

      o     Rapid onset of action                                      [GRAPHIC]
      o     Sustained delivery for a period up to 3 hours
      o     Improved drug absorption
      o     Multiple release profiles
      o     Improved safety

o With oral cavity and local mucosal delivery the mucoadhesive film provides:

      o     Localized drug release
      o     Sustained delivery of product over a pre-determined period of time
      o     Convenient non-obtrusive device which conforms to the mucosal surface
      o     Ease of application
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                    ORADISC A - FOR TREATMENT OF CANKER SORES

o     Revenues expected to be approximately $2.2 million in 2007 for Oradisc A

o Only FDA approved clinically proven product for the accelerated healing of canker sores (Aphthasol) o OraDisc A represents an improved delivery vehicle for Amlexanox overcoming the disadvantages of pastes and gels

o Clinical study confirms that when the product is used at the first sign of the disease it provides the most benefit:

      o     62% reduction in ulcer formation                           [GRAPHIC]
      o     4 day reduction in ulcer healing time
      o     Reduction in maximum ulcer size by 84%
      o     Reduction in maximum pain score by 69%
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                         CANKER SORE MARKET OPPORTUNITY

o     15 million canker sore patients in the U.S.

      o     5 million chronic

o     Potential market projected to be approximately $400 - $500 million

o     8 million dental consultations yearly for disease

      o     65% of consultations initiated by the patient
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                    MUCOADHESIVE FILM - PRODUCT OPPORTUNITIES

o     Oradisc is an ideal platform for business development deals

o Oradisc is extremely attractive to big pharma as drug delivery device due to low cost of manufacture

o Opportunity for administration of products which currently cannot be effectively delivered orally

o Multiple product opportunities already identified for development and partnership discussions underway

o Several opportunities for delivery of consumer products to the oral cavity (breath freshener, pain relief, etc..)

o     Opportunities for delivery to the tooth surface (whitening, etc.)
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                        ORADISC PRODUCT REVENUE SCHEDULE

                    2007             2008            2009           2010
ORADISC A           2.3               4.2             6.9            8.0
ORADISC B           3.2               2.6             3.7            3.5
ZINDACLIN           0.3               0.6             0.6            0.6
DENTAL              2.0               4.7             6.4            8.9
OTHER                --               2.5             3.0            6.5
                  --------------------------------------------------------
                    7.8              14.6            20.6           27.5
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                        NANO-PARTICLE WOUND CARE BUSINESS
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                          NANO-PARTICLE WOUND DRESSING

                                   [GRAPHIC]

o NanoDerm WC dressing significantly decreases time to healing in multiple wound models

o Current wound care treatments are labor intensive, lack efficacy and require longer healing times than NanoDerm
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                          NANODERM PRODUCT ATTRIBUTES

o Adherent to epidermis but not to wound bed and therefore, does not require a secondary dressing

o     Absorb a higher volume of exudate and thus reduces the oozing of the wound

o Allows simple incorporation and controlled release of drugs which provides Uluru multiple product and partnership opportunities in wound care

o     Stored as a powder allowing easy packaging, storage and application

o Designed for less frequent dressing changes and thus will provide pharmaco-economic benefit to wound care facilities
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                       NANODERM - DECREASE TIME TO HEALING

Porcine debrided chemical burn model

                                  [BAR CHART]

Aquacel bandage was replaced daily and had secondary bandage

NanoDerm bandage was not changed and required no secondary bandage

Collagen bandage was changed as required (typically daily) and had secondary bandage

NanoDerm combined with collagen required no bandage changes or secondary bandage


o Aquacel dressing, ULURU NanoDerm dressing, collagen, ULURU NanoDerm dressing with collagen
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                          WOUND CARE REVENUE GENERATION

o Awarded US Army grant for the development of Nanoparticle aggregate as battlefield wound dressing.

o     Second US Army grant to help fund the development of Nanoderm

o     Launch of first wound care product in Q1 2007.
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                                WOUND CARE MARKET

o The global market for wound care products in 2005 was estimated to be $13 billion (Source: MedMarket Diligence)

o Highly concentrated market of major burn centers and level I/II trauma units

      o     43 Burn Centers
      o     190 Level I Trauma Units
      o     263 Level II Trauma Units

o     NanoDerm expected to reach market Q1-Q2 2007

o Our first launch will target an extremely concentrated burn and major wound care market
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                          WOUND CARE MARKETING STRATEGY
                                   SECOND TIER

o Chronic wounds principally treated at extended stay facilities and wound care clinics

      o     In excess of 16,000 nursing homes with 1.7 million beds

o Through a combination of internally developed products and targeted licensing sales and marketing activities will expand to the chronic wound market

      o     Pressure Sores
      o     Diabetic Foot Ulcers
      o     Venous Ulcers

o     Annually 20 million chronic wounds require treatment worldwide

      o Estimated U.S. diabetics will increase from 18 million in 2005 to 70 million in 2025
      o     15%-20% of this population develop ulcers

o The global advanced wound care market is projected to grow to $5.4 billion by 2014
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                             NANODERM WOUND PRODUCT
                              DEVELOPMENT SCHEDULE

Stage                                           Projected Completion Date
-----                                           -------------------------
Manufacturing/Packaging Scale-up                August '06
Device Exemption Submission                     December '06
Product Launch                                  1st Quarter '07

                               Revenue Projections

                         2007            2008            2009            2010
                         ----            ----            ----            ----
United States              3               10             20              50
International              2              6.2             11              10
                                                                       $Million
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                        ADDITIONAL NANODERM APPLICATIONS

o     Dressing containing hemostatic agents for acute trauma situations

o Incorporation of anti TNFa compounds controlling early inflammation (Genentech, Amgen, etc...)

o     Incorporation and controlled release of growth factors

      o     VEGF (Genentech)
      o     PDGF-II (Johnson and Johnson)
      o     KGF (Human Genome Sciences)

o Incorporation of collagen or hyaluronic acid scaffold and signaling material to aid in tissue remodeling (Cellerate, etc...)
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                        NANO-AESTHETIC PRODUCT TECHNOLOGY

                            Breast Implant Technology

o A safe gel composed of nanoparticles with chemical composition identical to pHEMA (contact lense material)

o In the event of a rupture, gel aggregates on contact with no migration into lymphatic tissue - a major limitation of silicone technologies

o     Physical properties can be controlled by changing formulation

      o     Elasticity can be modified to return to original shape after stress
      o     Gel designed to mimic breast tissue
      o     Plastic surgeons choice between multiple types of breast implants

o Product will be safe, effective, and will provide surgeons with the ability to customize the product for each patient
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                        BREAST IMPLANT PRODUCT ADVANTAGES

o     "Aesthetics of silicon with safety of saline"

o     "Self Sealing" material - no risk of leakage as opposed to Silicone

o     "Non-Bleed" material - no long term risk seen with Silicone

o     Various Softness - no longer limited to "hard" feel of Silicone

o Radiolucent - Current Silicone implants impede the reading of mammograms increasing the risk of breast cancer going undetected

o     Nanoparticle aggregate is compatible with mammography
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                        DERMAL FILLER - POTENTIAL MARKET

o 23,000 dermatologists, plastic surgeons and cosmetic surgeons in the U.S. (American Society for Aesthetic Plastic Surgery)

o     8.3 million surgical and non-surgical plastic surgery procedures in 2003

o     U.S. sales of dermal fillers $450 million

o     Worldwide sales of dermal fillers $1 billion

o     U.S. growth projected to be greater than 25% annually over the next 5 years
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                     NANOPARTICLE DERMAL FILLER - ATTRIBUTES

o     Uluru's strategy is to out-license the dermal filler application

o A number of properties of the technology make the Nanoparticle attractive to companies in this space:

      o     A more permanent filler for the naso-labial folds

            o Implant loses a predetermined volume to allow cellular infiltration

      o     Can be used to fill deeply scored facial features

            o Potential to be used in conjunction with a resorbable filler (ie Restylane from Medicis)

      o Products can be "Custom Designed" to meet the needs of a variety of procedures
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                           ULURU DEVELOPMENT SCHEDULE

Task                                                   Projected Completion Date
----                                                   -------------------------
OraDisc Partnership                                    Q4 2006

NanoDerm Approval and Launch                           Q1-Q2 2007

Partnership for Nano-Aesthetics                        By Q3 2007

NanoDerm 2nd Tier Launch                               Q4 2007

Nano-Aesthetics product Approval (partner)             January '10

Nano-Aesthetics product Launch                         2nd Quarter '10
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                             STATEMENT OF OPERATIONS

                                    2007         2008         2009         2010
                                    ----         ----         ----         ----
PRODUCT SALES                      3,000       10,000       20,000       50,000

LICENSING REVENUE                 19,425       29,260       44,670       57,335
--------------------------------------------------------------------------------
TOTAL REVENUE                     22,425       39,260       64,670      107,335
--------------------------------------------------------------------------------
R&D                                4,428        6,589        9,270       11,622

S, G & A                           4,494        7,271       10,324       14,693

OTHER                                330        1,050        2,100        4,500
--------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES           9,252       14,910       21,694       30,815
--------------------------------------------------------------------------------
OPERATING INCOME                  13,173       24,350       42,976       76,520

                                                                         $000'S
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                    PRODUCT PORTFOLIO - MARKET OPPORTUNITTIES

PRODUCT              INDICATION                       PROJECTED WORLDWIDE MARKET
-------              ----------                       --------------------------
NanoDerm             Advanced Wound Care              $ 3 Billion

Dermal Filler        Partially Permanent Filler       $ 1 Billion

Breast Implant       Enhancement/Reconstruction       $ 1 Billion

OraDisc A            Canker Sores                     $ 0.7 Billion

OraDisc B            Oral Pain                        $ 1 Billion

OraDisc N            Nausea & Vomiting                $ 2.5 Billion

Zindiclin            Acne                             $ 1 Billion
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                                 USE OF PROCEEDS

Cash on Hand                                                                2.0

Net Proceeds from Offering                                                 33.2
                                                                           ----
                                                                           35.2

Convertible Notes                                                          19.2

Acquisition/License                                                         3.5

Capital Equipment                                                            .6

Interest                                                                     .4

Inventory                                                                    .2

Working Capital                                                            11.3
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                             PROFORMA BALANCE SHEET

                                           June 30     Proforma      Proforma
                                                     Adjustments   Balance Sheet

Cash                                           2.0           9.9            11.9

Other Current Assets                            .3            --              .3

Property Plant Equipment                        .5            --              .5

Licenses & Patents                            12.3            --            12.3

Other Assets                                   1.2          (1.2)             --

Total Assets                                  16.3           8.7            25.0

Accounts Payable                                .4            --              .4

Other Current Liabilities                       .6            --              .6

Asset Purchase Obligation                      4.5          (3.5)            1.0

Notes Payable                                 16.0         (16.0)             --

Stockholders Equity/Deficit                   (5.2)         28.2            23.0

Total Liabilities and Stockholders Equity     16.3           8.7            25.0
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                                   MANAGEMENT

Kerry P. Gray, President & CEO President & CEO, Access Pharmaceuticals, Inc.
o     Founder Pharmasciences, Inc.
o     Senior VP Rhone-Poulenc Rorer
o     Area Vice President Americas of Rorer International Pharmaceuticals
o     Vice President, Finance of Rorer International Pharmaceuticals

Terry K. Wallberg, V. P. & CFO
o     CFO Alliance Hospitality Management
o     CFO DCB Investments, Inc., a real estate holding company

W. Eric Bowditch, V. P. Business Development President, CEO Strakan Life Sciences, Inc.
o     Vice President, Business Development, Access Pharmaceuticals, Inc.
o     Head of Worldwide Business Development, Ohmeda Pharmaceuticals
o Worldwide Director, Business Development & Strategic Marketing, Rhone-Poulenc Rorer

Daniel G. Moro, V.P. Development
o     Vice President, Polymer Drug Delivery, Access Pharmaceuticals, Inc.
o Vice President, Operations for a Division of National Patent Development Corporation

John St. John, V.P. Material Science
o     Senior Scientist, Access Pharmaceuticals, Inc.
o     Assistant Professor SMU University
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                               BOARD OF DIRECTORS

WILLIAM W. CROUSE - CHAIRMAN
Partner of HealthCare Ventures LLC
o Worldwide President Ortho Diagnostic Systems and Vice President Johnson & Johnson International
o     Division Director DuPont Pharmaceuticals
o President of Revlon Health Care Group's companies in Latin America, Canada and Asia/Pacific

DR. JEFFREY B. DAVIS - DIRECTOR President of SCO Financial Group LLC and SCO
      Securities LLC
o     VP Corporate Finance Deutsche Morgan Grenfell
o Senior Marketing and Product Management positions at AT&T Bell Laboratories and Phillips Medical Systems

DR. DAVID E. REESE - DIRECTOR Founder and Principal of Alexea Consulting, LLC
o Consulting for biotechnology companies on issues of strategic alliances and capital acquisition
o Healthcare analyst, advising hedge and private equity funds on drug candidates, scientific due diligence and pipeline valuations
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                                     SUMMARY

o     Low risk - high reward business model

      o     Low expense base
      o     Technology at advanced product development stage
      o     Potentially 3-6 marketed products in 12 months
      o Potential to license and acquire approved and marketed products inexpensively
      o     Substantial out-licensing potential

o Commercial operations focused in the rapidly expanding large wound management market

      o Technology addresses the market needs - ability to incorporate agents to accelerate healing - potential to significantly reduce costs
      o     Market can be targeted with minimal sales force

o     Potential to develop a range of products from both platform technologies

o Nanoparticle Aggregate technology represents a major advance in biomaterials with formulation flexibility to meet multiple market needs